EXHIBIT 10.40

                                    IN THE CIRCUIT COURT OF THE
                                    17TH JUDICIAL CIRCUIT IN AND
                                    FOR BROWARD COUNTY,
                                    FLORIDA


Irving Schwab, Karen Schwab, Bradly
Schwab, Miriam Schwab, George N.
Abrahams, and Eugene Bodian

                                               Case NO. 00-19919 CACE (12)
Plaintiffs,

vs.

Imaging Diagnostic Systems, Inc., a
Florida Corporation and 1384141
Ontario, Inc., d/b/a Cycle of Life
Technologies, Inc., a foreign
Corporation
         Defendants.

_______________________________/


             STIPULATION FOR SETTLEMENT AND DISMISSAL WITH PREJUDICE

     This stipulation for Settlement and Dismissal with Prejudice
("Stipulation") is made by and between Plaintiffs, Irving Schwab, Karen Schwab, Bradly Schwab, Miriam Schwab, George N. Abrahams, and Eugene Bodian, M.D. ("Plaintiffs"), Defendant Imaging Diagnostic Systems, Inc. ("IMDS"), and Defendant 1384141 Ontario, Inc. D/B/A Cycle of Life Technologies, Inc. a foreign corporation ("Cycle of life"). Plaintiffs and Defendants are sometimes collectively referred to as the "Parties".

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In consideration of only the express written promises and mutual covenants contained herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                      Terms

     1. Jurisdiction. The Parties each acknowledge that the Court has subject matter jurisdiction over this action, and personal jurisdiction over each of them for purposes of this Stipulation and enforcement hereof.

     2. Filing Stipulation with Court. Immediately upon execution hereof, the Parties shall file this Stipulation with the Court and request that the Court enter an Agreed Order Approving and Adopting Stipulation for Settlement and Dismissal with Prejudice ("Order"), in the form annexed hereto as Exhibit "A".

     3. IMDS shall issue and cause to be registered 810,00 shares of common stock of IMDS (the "shares"), in accordance with the terms herein, as follows:

     o 567,000 shares to the Plaintiffs, in the following amounts: 243,000 shares to Irving Schwab; 81,000 shares to Karen Schwab; 81,000 shares to Bradley Schwab; 40,500 shares to Miriam Schwab; 40,500 shares to George N. Abrahams; and 81,000 to Eugene Bodian.
     o    243,000 shares to Cycle of Life

     4. IMDS represents it is not aware of any reason or problem which would prelude its ability to obtain registration of the shares. The shares shall contain a legend reflecting that each share shall have a holding period to 135 days, commencing 10 days from the date this Stipulation is approved by the

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

Court. Plaintiffs' shares shall be delivered to counsel for the Plaintiffs within 10 days of the date the Stipulation is approved by the Court, and Cycle of Life's shares shall be delivered to counsel for Cycle of life within 10 days of the date the stipulation is approved by the Court. IMDS shall immediately commence its best efforts to issue and obtain the registration of the shares. IMDS shall (i) within 30 days of the date of this Stipulation, file a registration statement with the Securities and Exchange Commission ("SEC") to register the shares of common stock referenced herein above, and thereafter use its best efforts to cause such registration statement to be declared effective; and (ii) furnish the Plaintiffs and Cycle of Life with true and correct copies of the registration statement simultaneously with its filing; and to their respective counsel, all responses and correspondence from and to the SEC immediately upon receipt or dispatch thereof, unless prohibited by SEC regulations. Plaintiffs and Cycle of Life reserve the right to contest whether providing such responses and correspondence and to the SEC to their respective counsel is in fact prohibited by SEC regulations. Moreover, Plaintiffs and Cycle of Life reserve any right which they may have to seek such information with respect to determining whether IMDS has in fact undertaken its best efforts to obtain registration of the shares.

     5. Cycle of Life shall deliver the January 27, 2000, Promissory Note which is the subject of this action ("Promissory Note") to IMDS within 10 days of the date this Stipulation is approved by the Court. Upon receipt of the Promissory Note, IMDS shall be authorized to release from escrow any funds held by it or its counsel for payment of the Promissory Note.

     6. Cycle of Life Shall also indemnify and hold IMDS harmless regarding any claim which Joseph Ricci has or may not assert with respect to the Promissory Note.

     7. Within 10 days of the date that that this Stipulation is approved by the Court, each Party shall execute a general release in the favor of all to her parties in Substantially the form annexed hereto as Exhibit "B".

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Notwithingstanding any of the provisions contained herein, the release to be signed by Cycle of Life in favor of IMDS shall be limited to matters pertaining to the Promissory Note in this litigation.

     8. Each Party shall bear its own cost and attorney fees.

     9. In the event that IMDS fails to comply with the terms of this stipulation, the Plaintiffs shall be entitled, at heir election, to either specific performance of this Stipulation thereto or to entry by the court of a money judgment against IMDS for the sum of $1,260,000.00, together with an award of all costs and attorneys fees incurred by such party in obtaining such relief or judgment, for which execution shall lie.

     10. In the event that IMDS fails to comply with the terms of this Stipulation, Cycle of Life shall be entitled, at its election to either specific performance of this Stipulation or to entry by the court a money judgment against IMDS for the sum of $540,000.00, together with an award of all costs and attorneys' fees incurred by such party in obtaining such relief or judgment, for which execution shall lie.

     11. In the event that IMDS is unable to obtain registration of the shares, after using its best efforts, Plaintiffs may elect to receive repayment of the sum of $350,000.00, together with accrued interest at he rate of 12% per annum accruing from January 27, 2000 through the date of repayment of such sums, and Cycle of Life may elect to receive repayment of the sum of $150,000.00, together with accrued interest at the rate of 12% per annum accruing for January 27, 2000 through the date of repayment of such sums. Payment of such sums shall be due and owing within 30 days after receipt of such election. In the event that IMDS fails to make payment of such sums after such election is made by any of the parties, then this court shall enter a money judgment against IMDS for such sums together with an award of all costs and attorney's fees incurred by such party in obtaining such judgment.

     12. Irving Schwab agrees to resign as a Board of IMDS, effective 10 days after entry of the Order Approving this Stipulation.

     13. Miscellaneous Provisions.

          a. Headings. Section and subsection headings in this Stipulation are for convenience of reference only, and shall not govern or influence in any manner whatsoever the interpretation of any provision hereof.

          b. Good faith cooperation. The parties agree to cooperate in a good faith effort to effectuate the terms and conditions of this Stipulation, including without limitation executing any documents necessary to carry out the terms of this Stipulation.

          c. Severability. The invalidity, illegality or unenforceability of any provision of this Stipulation, pursuant to judicial decree or otherwise, shall not affect the validity or enforceability of any other provisions of this Stipulation, each of which shall remain in full force and effect.

          d. Waiver. No failure of any Party to exercise any power given under this Stipulation or to insist upon strict compliance with any of the terms or conditions specified in this Stipulation shall constitute a waiver of such Party's right demand exact compliance with the terms of this Stipulation.

          e. Successors. This Stipulation shall be binding upon the successors and/or assigns of the Parties hereto.

          f. Time is of the Essence. Time is of the essence of this Stipulation.

          g. Entire Agreement. This Stipulation is intended by the Parties as a final expression of their agreement with respect to the subject matter hereof and is intended as a complete and exclusive statement of the terms and conditions of their agreement, and this Stipulation supersedes and

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

     replaces all prior negotiations and agreements between the Parties, or any of them, whether written or oral.

          h. Modification. Any provision of this Stipulation may be changed, waived or terminated only by written instrument signed by the Party against whom the change, waiver, or termination is sought to be enforced.

          i. Independent Counsel. Each of the Parties hereby acknowledges that they have been represented by independent counsel of their own choice throughout all negotiations that have preceded the execution of this Stipulation and that they have executed this Stipulation after having had the advice of their independent counsel.

          j. Inducement; Duress. Each of the Parties acknowledges that no other Party, or agent or attorney of any other Party, has made any promise, representation, or warranty whatsoever, express or implied, not contained herein concerning the subject matter thereof, to induce any other Party to execute this Stipulation, and each Party acknowledges that it has not executed this Stipulation in reliance upon any such promise, representations, or warranty not contained herein. Each of the Parties further acknowledges that they are not entering into this Stipulation under any form of duress or coercion and that they are entering into this Stipulation under their own free will believing this Stipulation to be in their best interests.

          k. Right and Authority. The individuals who have signed this Stipulation on behalf of the Parties have been authorized to do so and their signatures are valid and genuine.

          l. Governing Law. This Stipulation shall be construed in accordance with, and all disputed hereunder shall be controlled by, the laws of the State of Florida.

          m. Counterparts. This Stipulation may be executed in several counterparts and all counterparts so executed shall constitute one agreement binding on all the Parties hereto, notwithstanding that all the

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

     Parties are not signatories to the original or the same counterpart.

          n. Attorneys Fees and Costs. The prevailing party in any action brought pursuant to this Stipulation shall be entitled to collect reasonable fees and costs incurred in connection with such action.

          o. Construction of Stipulation. Each of the Parties has participated in the negotiation of this Stipulation, and this Stipulation shall be construed in accordance with its intent and with the fair meaning of its provisions, and without regard to any presumption or other rule of interpretation requiring construction thereof against the Party who drafted the document.

Stipulated and Agreed to this 17th day of January, 2001


Irving Schwab, Karen Schwab, Bradly        1384141 Ontario, Inc.,
Schwab, Miriam Schwab, George N.            D/B/A Cycle of Life
Abrahams, and Eugene Bodian                Technologies, Inc., a foreign
                                           Corporation

By:   /s/ Irving Schwab                         By: /s/ Lee Anne Gibbs
      -----------------                         ----------------------
      Irving Schwab
                                                Its: President
Imaging Diagnostic Systems, Inc.
A Florida Corporation

By: /s/ Linda B. Grable
    -------------------
         Its: President


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

                                    EXHIBIT A

                           IN THE CIRCUIT COURT OF THE
                           17TH JUDICIAL CIRCUIT IN AND
                           FOR BROWARD COUNTY,
                           FLORIDA


Irving Schwab, Karen Schwab, Bradly
Schwab, Miriam Schwab, George N.
Abrahams, and Eugene Bodian

                                                   Case NO. 00-19919 CACE (12)
Plaintiffs,

vs.

Imaging Diagnostic Systems, Inc., a
Florida Corporation and 1384141
Ontario, Inc., d/b/a Cycle of Life
Technologies, Inc., a foreign
Corporation
         Defendants.

__________________________________/

                       AGREED ORDER APPROVING STIPULATION
                   FOR SETTLEMENT AND DISMISSAL WITH PREJUDICE

THIS CAUSE came before the court upon the Stipulation for the Settlement and Dismissal with Prejudice ("Stipulation") by and between the Plaintiffs, Irving Schwab, Karen Schwab, Bradly Schwab, Miriam Schwab, George N. Abrahams, and Eugene Bodian, M.D. ("Plaintiffs"), Defendant Imaging Diagnostic Systems, Inc. ("IMDS"), and Defendant 1384141 Ontario, Inc. d/b/a Cycle of Life Technologies, Inc., a foreign corporation ("Cycle of Life"), and the court being advised of the Stipulation and being otherwise fully advised in the premises, does hereby:

                                    EXHIBIT B


                  GENERAL RELEASE BY___________________________

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned, ____________________("Releasor(s)"), for and in consideration of the express agreements in that certain Stipulation for Settlement and Dismissal with Prejudice, dated_________________,2001 ("Stipulation for Settlement"), the receipt and sufficiency of which is hereby acknowledged to do (does), on behalf of themselves (itself), and their (its) [for individuals: heirs, personal representatives, successors and assigns; for corporations: all present and former partners and principals, officers, directors, shareholders, servants, employees, agents, attorneys, successors and assigns]

         HEREBY remise, release, acquit, satisfy and forever discharge Releasees (as defined below) of and from any and all actions and causes of action, suits, covenants, claims, contracts, controversies, agreements, promises, liabilities, variances, debts, sums of money, accounts, assessments, reckonings, bonds, bills, trespasses, executions, judgments and demands whatsoever, whether same be liquidated of unliquidated, contingent or fixed, matured or unmatured, determined or undetermined, known or unknown, foreseen or unforeseen, whether same be in law or in equity, and whether or not well-founded in fact or in law, which the undersigned ever had or now has against Releasees for or by reason of any matter, cause, or thing whatsoever, from the beginning of time through the date this General Release is executed, including without limitation, all claims which were or could have asserted in Schwab v. Imaging Diagnostic Systems, Inc., et al, Case No. 00-19919 CACE (12), in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida.

         This General Release, however, shall not affect or release any of the agreements or obligations expressly set forth in the Stipulation for Settlement.

         "Releasees" is defined as _______________________________, and all [for individuals: heirs, personal representatives, successors and assigns; for corporations: all present and former partners and principals, officers, directors, shareholders, servants, employees, agents, attorneys, successors and assigns].

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this ___________day of _________________, 2001. Order and Adjudge that:

     Order and Adjudge that:

     1. The Stipulation is hereby approved and adopted as an Order of the Court.

     2. The Complaint and all claims and causes of action which were or could have been raised by Plaintiffs, IMDS, or Cycle of Life are dismissed with prejudice, with each party to bear its own costs and attorneys' fees.

     3. This Court retains jurisdiction to enforce the terms and conditions of the Stipulation.

     4. DONE and ORDERED in Chambers at Fort Lauderdale, Florida, this 22nd day of January , 2001

                                            __________________________________
                                            The Honorable Charles E. Greene
                                            Circuit Court Judge

Copies furnished to:

Martin J. Alexander, Esq.
Sheldon Burnett, Esq.
Donna Quinn, Esq.

Signed, Sealed and delivered In the presence of:

Witness:

_________________


_________________


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